As filed with the Securities and Exchange Commission on July 28, 2005
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Chaparral Steel Company
(Exact name of registrant as specified in its charter)

Delaware	20-2373478
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
300 Ward Road, Midlothian, Texas 76065
(Address of Principal Executive Offices) (Zip Code)
CHAPARRAL STEEL COMPANY AMENDED AND RESTATED
2005 OMNIBUS EQUITY COMPENSATION PLAN
(Full title of the plan)
Robert E. Crawford Jr.
Vice President, Secretary and General Counsel
Chaparral Steel Company
300 Ward Road, Midlothian, Texas 76065
(Name and address of agent for service)
(972) 779-1060
(Telephone number, including area code, of agent for service)
Calculation of Registration Fee

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of Securities	Amount to be	Price Per	Aggregate	Registration
to be Registered	Registered(1)	Share(2)	Offering Price(2)	Fee
Common Stock Par Value — $0.01 per share	4,000,000 shares	$19.05	$76,180,000	$8,966.39

(1) Plus any additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Computed in accordance with Rules 457 (c) and (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the shares, as reported by the Nasdaq National Market, on July 27, 2005.

PART I
ITEM 1.     PLAN INFORMATION*
ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1)	The Registrant’s Registration Statement on Form 10, as amended, filed with the Commission on May 6, 2005 (the “Form 10”).

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Form 10.

(3)	The description of the Registrant’s Capital Stock contained in Registrant’s Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.
ITEM 4.     DESCRIPTION OF SECURITIES
     The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Registrant’s Form 10.
ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL
     Robert E. Crawford Jr., the Registrant’s Vice President, Secretary and General Counsel, was formerly a shareholder of Winstead Sechrest & Minick P.C., the law firm engaged to render an opinion regarding the securities being registered under this Registration Statement.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The following contains summaries of certain circumstances in which indemnification is provided pursuant to the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and Bylaws of the Registrant. Such summaries are qualified in their entirety by reference to the referenced statutes, Certificate of Incorporation and Bylaws.
     Section 145 of the DGCL, under certain circumstances, provides for the indemnification of officers, directors, employees, and agents against liabilities that they may incur in such capacities. Section 145 provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145 of the DGCL, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. Under the DGCL, a corporation may advance funds to the person requesting indemnity, provided that the corporation receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification. The DGCL also permits corporations to provide that a director of such corporation shall not, except under certain circumstances, be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     The Registrant’s Certificate of Incorporation provides that a director shall not, except under certain circumstances, be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. It also provides that any director or officer seeking indemnification shall be indemnified for actions taken on behalf or for the benefit of the Registrant to the fullest extent permitted by the laws of the State of Delaware. The Registrant’s Bylaws provide that any person seeking indemnification shall be indemnified to the fullest extent permitted by DGCL. The Registrant’s Bylaws provide that all expenses (including attorneys’ fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer seeking indemnification shall be paid by the Registrant in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the Registrant must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification.
     The Registrant also maintains directors’ and officers’ liability insurance coverage which insures certain directors and officers of the Registrant against certain losses arising from claims made by reason of their being directors or officers of the Registrant or its subsidiaries and for which the Registrant has not provided reimbursement.
ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.
          Not applicable.
ITEM 8.     EXHIBITS.
          See Exhibit Index on page 6.

ITEM 9.     UNDERTAKINGS.
          (a)      The Registrant hereby undertakes:
                    (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                              (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
                              (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                              (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
                    (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                    (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b)      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
          (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian and the State of Texas, on July 28, 2005.

CHAPARRAL STEEL COMPANY
By /s/ Tommy A. Valenta
Tommy A. Valenta
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby severally constitutes and appoints Tommy A. Valenta and Robert E. Crawford Jr. and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURE	TITLE	DATE

/s/ Tommy A. Valenta	President and Chief Executive Officer	July 28, 2005

Tommy A. Valenta	(Principal Executive Officer) and Director

/s/ James M. Hoak, Jr.	Director	July 28, 2005

James M. Hoak, Jr.

/s/ J. Celtyn Hughes	Vice President and Chief Financial Officer	July 28, 2005

Celtyn Hughes	(Principal Financial Officer)

/s/ Kevin Linch	Controller	July 28, 2005

Kevin Linch	(Principal Accounting Officer)

/s/ Eugenio Clariond	Director	July 28, 2005

Eugenio Clariond

/s/ Ian Wachtmeister	Director	July 28, 2005

Ian Wachtmeister

/s/ Elizabeth C. Williams	Director	July 28, 2005

Elizabeth C. Williams

/s/ Joseph M. Grant	Director	July 28, 2005

Joseph M. Grant

/s/ Ronald G. Gafford	Director	July 28, 2005

Ronald G. Gafford

EXHIBIT INDEX
Exhibit No.      Description
4	Rights Agreement, effective as of July 29, 2005, between Chaparral Steel Company and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the Commission on July 21, 2005)

5	Opinion of Winstead Sechrest & Minick P.C. as to the legality of the Registrant’s Common Stock

23.1	Consent of Winstead Sechrest & Minick P.C. (included in the Opinion filed as Exhibit 5 hereto)

23.2	Consent of Ernst &Young LLP, independent registered public accounting firm

24	Power of Attorney (set forth on the signature page hereof)

99	Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Registrants’ Form 10-12G/A filed with the Commission on July 21, 2005)